Exhibit 15.1
[Letterhead of Maples and Calder]

Our ref	VZL\302152\3144279v2
Direct tel	+ 852 2971 3008
Email	greg.knowles@maplesandcalder.com
Baidu, Inc.
12/F, Ideal International Plaza
No.58 West-North 4th Ring
Beijing, PRC 100080
April 9, 2009
Dear Sirs

Re:	Baidu, Inc.
We consent to the reference to our firm under the heading “Item 10.E—Additional Information—Taxation” and “Item 16G. Corporate Governance” on Form 20-F for the year ended December 31, 2008, which will be filed with the Securities and Exchange Commission in the month of April 2009.
Yours faithfully
/s/ Maples and Calder